EXHIBIT 23.3




                          CONSENT OF ERNST & YOUNG LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Stock Incentive Plan of Electroglas, Inc. of our report dated March 3, 2005, with respect to the consolidated statements of operation, stockholders' equity and cash flows of Electroglas, Inc. for each of the two years in the period ending December 31, 2004 included in its Annual report on Form 10-K, for the year ended May 31, 2006 filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP



San Jose, California
November 13, 2006